EXHIBIT 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement (Form S-8) pertaining the Bergen Brunswig Corporation 1999 Management Stock Incentive Plan and Non-Employee Directors' Stock Plan of our reports dated February 26, 1999 for PharMerica, Inc. included in the Bergen Brunswig Corporation's Form 8-K dated April 30, 1999 and to all references to our Firm included in this registration statement.


                                                  /s/ Arthur Andersen

Baltimore, Maryland
May 3, 1999